Exhibit 99

   For more information, contact:
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp Reports 2009 First Quarter Results

•	West Coast Bank’s total capital ratio increased to 10.68% at March 31, 2009 from 10.57% at march 31, 2008. West Coast Bank continues to be well capitalized.

•	the allowance for credit losses increased as the provision for credit losses exceeded net charge-offs by $8.5 million

•	West Coast Bancorp recorded a non-cash goodwill impairment charge of $13.1 million after-tax or $.84 per diluted share that did not affect capital, regulatory capital ratios, cash flows, or liquidity.

•	first quarter 2009 operating loss*, excluding the goodwill impairment charge, was $.68 per diluted share compared to earnings per diluted share of $.13 in the same quarter 2008.

•	total number of customer deposit accounts and relationships continued to grow.

•	two-step nonperforming assets extended their decline in line with our expectations.

Lake Oswego, OR – April 27, 2009 – West Coast Bancorp (NASDAQ: WCBO) today announced a loss in the first quarter of 2009 of $23.6 million or $1.52 per diluted share including a noncash goodwill impairment charge of $13.1 million after-tax or $.84 per diluted share. The operating loss* was $10.5 million or $.68 per diluted share in the first quarter of 2009, compared to operating income of $2.0 million or $.13 per diluted share in the same quarter of 2008. The goodwill impairment charge eliminated the entire amount of the Company’s previously recorded goodwill associated with the purchase of Mid-Valley Bank in June 2006. Goodwill impairment is a noncash accounting charge that does not affect capital, regulatory capital ratios, cash flows or liquidity.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

	GAAP			Operating*
	Three months ended			Three months ended
(Dollars in thousands,	March 31,			March 31,
except per share data, unaudited)	2009	2008	Change	2009	2008

For the three months ended:
Net (loss) income	$(23,599)	$2,000	-1280%	$(10,540)	$2,000
Net (loss) income per diluted share	$(1.52)	$0.13	-1269%	$(0.68)	$0.13

Return on average equity	-48.5%	3.8%	-52.3%	-21.7%	3.8%

West Coast Bank Tier 1 capital ratio	9.43%	9.32%	0.11%
West Coast Bank Total capital ratio	10.68%	10.57%	0.11%
West Coast Bank leverage ratio	8.92%	8.84%	0.08%

West Coast Bancorp Tier 1 capital ratio	9.72%	9.96%	-0.24%
West Coast Bancorp Total capital ratio	10.97%	11.22%	-0.25%
West Coast Bancorp leverage ratio	9.19%	9.49%	-0.30%
West Coast Bancorp common equity to tangible assets	6.96%	7.43%	-0.47%

Total period end loans	$1,998,451	$2,194,311	-9%
Total period end deposits	$2,052,097	$2,061,847	0%

*Operating loss for the quarter ended March 31, 2009, and numbers derived using operating loss for the quarter, including operating loss per diluted share, and operating return on average equity are non-GAAP (Generally Accepted Accounting Principles) financial measures derived by adjusting the Company’s GAAP earnings for the noncash goodwill impairment charge of $13.1 million, after-tax.  Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating performance as compared to prior periods.  See table 1 below for a reconciliation of non-GAAP financial information.

"Despite the very challenging economic conditions and disappointing operating results, we accomplished several very important goals in the first quarter of 2009 compared to the same quarter one year ago,” said Robert D. Sznewajs, President and CEO. “First, West Coast Bank’s total capital ratio at 10.68% increased 11 basis points. Second, we lowered our loan to deposit ratio from 106% to 97%. Third, we reduced our residential land and construction loan exposure by 55% to less than 9% of total loans. And fourth, our cost of interest bearing deposits for the first quarter was 1.74%, an improvement of 118 basis points and amongst the lowest within our markets. Additionally, our allowance for credit losses for loans other than two-step increased to 1.95% from 1.55%.” Sznewajs continued, “As compared to a year ago, and despite these tough economic times, we have improved the Bank’s total capital position, continued to maintain a strong core deposit base at an attractive cost, and significantly reduced our outstanding residential construction loan portfolio, while building our reserve for credit losses. These results are a direct consequence of and consistent with initiatives implemented in late 2007 when the economic crises began.”

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

Financial Results:

Over the past 12 months total loans declined $196 million or 9% to $2.00 billion at March 31, 2009. Excluding the $188 million or 89% reduction in two-step loan balances, total loan balances remained substantially unchanged. While the commercial real estate and residential mortgage loan categories increased over the same time period, the impact of the recession and the challenging residential housing market was evident in both demand for and origination of commercial and construction loans. Consistent with our strategy, the residential construction loan portfolio contracted 57% over the past year, meaningfully reducing the Company’s risk exposure to this sector. At March 31, 2009, the remaining two-step loan balance measured $24 million or 1% of total loans, down from $211 million and 10% a year ago. First quarter 2009 average total deposits of $1.98 billion declined 4% from the same quarter in 2008. The lower average balance per money market account and a reduction in certificate of deposit balances greater than $100,000 explained the decrease in total deposits. The Company’s funding position at March 31, 2009 has improved over the past year with its loan to deposit ratio declining to 97% from 106% a year ago.

As a result of lower average earning asset balances and 25 basis points compression in the net interest margin to 3.67%, first quarter 2009 net interest income declined $3.4 million to $20.1 million from the first quarter last year. The year over year contraction in first quarter net interest margin of 25 basis points was a consequence of the declining benefit from non-interest bearing demand deposits in this unusually low interest rate environment. Despite the decline in construction loan fee income and higher average nonaccrual loan balances, the net interest spread improved 9 basis points in the most recent quarter due to a substantially lower volume of loan interest reversals than in the first quarter of 2008.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

Total non-interest income of $4.3 million in the quarter ended March 31, 2009 declined $5.9 million from the same period in 2008. Due to extended weakness in the housing market, first quarter OREO valuation adjustments totaled $4.8 million, of which $4.1 million were associated with two-step properties, compared to no such charges in the same quarter of 2008. However, the  loss recorded at the time of final disposition of the 17 two-step OREO properties during the quarter was insignificant suggesting such properties are being written down to realizable value prior to final disposition of the properties. Including 7 short sales, we disposed of a total of 24 two-step related properties during the first quarter for total proceeds of $6.4 million. The disposition volume was down from 41 properties sold for $11.9 million in the fourth quarter of 2008 but in line with the market and seasonal home sales patterns. Evidenced by 36 pending sales, with expected total proceeds of $8.3 million, as of March 31, 2009, we have experienced a substantial acceleration in sales activity beginning in early March, a trend which is continuing in April. Through March 31, 2009, we had cumulative sold or pending sales on 157 two-step properties, including 47 short sales. At the end of the first quarter the two-step OREO portfolio consisted of 296 properties. (See table 7 for details.) Future financial results will be heavily dependent on the Company's ability to dispose of its OREO properties quickly and at prices that are in line with current expectations.

The year-over-year first quarter non-interest revenue comparison was affected by two other items. During the first quarter of 2009 we recognized a gain on settlement of an insurance claim of $1.2 million, while in the first quarter of 2008 we recorded a gain of $.7 million associated with the VISA initial public offering.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

As a result of 5% growth in the number of consumer and business deposit transaction accounts over the past 12 months, first quarter 2009 deposit service charge revenues improved 5% or $.2 million. Directly related to the significant slowing in economic activity, total payment systems revenues remained flat from first quarter of 2008 despite the increase in number of deposit accounts and associated cards. The weak equity markets contributed to a $.7 million or 42% decline in trust and investment revenues over first quarter 2008. First quarter 2009 gain on sales of loans declined $.5 million from first quarter 2008 due to the secondary market for SBA loans effectively being inactive.

First quarter 2009 total non-interest expense of $35.4 million included the $13.1 million goodwill impairment charge. Without this charge, total non-interest expense was $22.3 million, substantially unchanged from the same period of 2008. Also, excluding an increase in the FDIC insurance premium expense of $.6 million and a $.9 million increase in property collection and disposition expenses, total non-interest expense declined 7% from the first quarter of 2008 due to the Company’s sharp focus on reducing controllable expense items. As part of that effort, total personnel expense fell 9% or $1.2 million in the most recent quarter compared to the first quarter of 2008 due to lower salary, incentive and benefit costs.

Capital:

West Coast Bank continued to be well capitalized for regulatory purposes. The Bank’s total capital ratio measured 10.68% at March 31, 2009 up from 10.57% a year ago.  The Bank’s tier 1 capital ratio at 9.43% and leverage ratio of 8.92% also improved over the past 12 months and continued to be above the well capitalized regulatory threshold at quarter end. The enhanced Bank capital ratios were primarily accomplished by reducing the Bank’s loan portfolio and thus its risk-weighted assets.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

Credit Quality:

The Company recorded a first quarter 2009 provision for credit losses of $23.1 million, up from $8.7 million in the same quarter of 2008, and up from $16.5 million in the fourth quarter of 2008. The provision related to the two-step portfolio is trending down as the loan balance contracts. This provision measured $3.1 million in the most recent quarter, down from $4.8 million in the fourth quarter of 2008. Each two-step property is re-appraised within 45 days of its expected foreclosure date. The following table presents the significant decline in the two-step loan portfolio over the past 15 months.

(Dollars in thousands, unaudited)
Period ended	Total accruing two- step loan commitments	Accruing two-step loans	Nonaccrual two- step loans	Two-step OREO	Total two-step nonperforming assets
12/31/2007	$320,991	$242,407	$20,545	$3,255	$23,800
3/31/2008	156,823	122,622	88,784	5,688	94,472
6/30/2008	59,603	46,975	98,728	26,460	125,188
9/30/2008	16,943	14,904	82,990	44,675	127,665
12/31/2008	3,276	3,124	49,960	60,022	109,982
3/31/2009	-	-	23,725	73,319	97,044

The provision for credit losses associated with loans other than two-step loans was $20.0 million in the first quarter of 2009, up from $7.9 million in the same quarter of 2008 and $11.7 million in the fourth quarter of 2008.  The combination of negative risk rating migration, higher net charge-offs, higher general valuation allowances and a significantly larger unallocated allowance contributed to an increased quarterly provision in the most recent quarter under our allowance model compared to the first quarter of 2008. The level of future provisioning will be heavily dependent on the real estate market and general economic conditions nationally and in the areas in which we do business.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

As shown in the table below, at March 31, 2009 total residential construction loans, which consist of residential land, site development, vertical construction (construction of residences) and two-step construction loans, measured $177 million or 9% of the total loan portfolio, a material reduction from 18% a year ago. This amounted to a decrease of $220 million or 55% from the same period in 2008. At the end of the most recent quarter, accruing residential construction loans totaled $104 million or 5% of total loans, down from $304 million and 14%, respectively, at March 31, 2008. Nonaccrual residential construction loan balances declined by $19 million over the past 12 months to $73 million or 3.7% of total loans as the decline in the two-step nonaccrual loan balances more than offset the increase in the remaining residential construction loan categories. Loans to borrowers involved in residential site development exhibited the most deterioration in credit quality. The non two-step residential construction nonaccrual loan properties are largely located in Clark, Pierce and King counties in the state of Washington, and in Marion and Deschutes counties in the state of Oregon.

	West Coast Bancorp
	Residential construction and land loans including two-step loans

(Dollars in thousands, unaudited)	March 31, 2009		March 31, 2008		December 31, 2008
	Amount	Percent of total loans[2]	Amount	Percent of total loans[2]	Amount	Percent of total loans[2]
Accruing residential construction loans and land loans
Land loans[1]	$17,739	0.9%	$27,210	1.2%	$17,887	0.9%
Site development	28,946	1.4%	75,702	3.4%	37,437	1.8%
Vertical construction	57,244	2.9%	78,524	3.6%	61,593	3.0%
Two-step loans	-	0.0%	122,622	5.6%	3,124	0.2%
Total accruing residential construction and land loans	$103,929	5.2%	$304,058	13.9%	$120,041	5.8%

Nonaccrual residential construction loans and land loans
Land loans[1]	$2,092	0.1%	$710	0.0%	$5,608	0.3%
Site development	34,316	1.7%	620	0.0%	27,291	1.3%
Vertical construction	12,901	0.6%	2,226	0.1%	9,703	0.5%
Two-step loans	23,725	1.2%	88,784	4.0%	49,960	2.4%
Total nonaccrual residential construction and land loans	$73,034	3.7%	$92,340	4.2%	$92,562	4.5%

Total residential construction and land loans
Land loans[1]	$19,831	1.0%	$27,920	1.3%	$23,495	1.1%
Site development	63,262	3.2%	76,322	3.5%	64,728	3.1%
Vertical construction	70,145	3.5%	80,750	3.7%	71,296	3.5%
Two-step loans	23,725	1.2%	211,406	9.6%	53,084	2.6%
Total residential construction and land loans	$176,963	8.9%	$396,398	18.1%	$212,603	10.3%

1 Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
2 Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

Total net charge-offs in the first quarter of 2009 were $14.6 million. The net charge-offs related to the two-step portfolio were $3.5 million, down from $20.0 million in the same period last year. The net charge-offs for loans other than two-step loans were $11.1 million compared to $1.1 million in the first quarter of 2008 and $15.2 million in the final quarter of 2008. The higher year over year first quarter level of net charge-off activity for loans other than two-step loans was primarily associated with residential construction, commercial, and residential mortgage and home equity loans. The Bank has experienced very few charge-offs of commercial real estate loans over the past 15 months. A significant deterioration in credit quality in the Bank’s commercial real estate portfolio, however, would put additional pressure on our results of operations and financial position.

As a result of the provision for credit losses exceeding net charge-offs by $9.0 million during the first quarter of 2009, the allowance for credit losses associated with loans other than two-step loans increased from $29.5 million or 1.47% of such outstanding loan balances at year end 2008 to $38.5 million or 1.95% at March 31, 2009. The first quarter 2009 provision expense was in part driven by a decision to increase the unallocated reserve given uncertainty associated with current economic conditions.  The unallocated portion of the allowance for loan losses increased to $5.8 million or 15% of the total allowance at March 31, 2009, up from $1.4 million and 3% a year ago. The Company’s estimate of appropriate reserve amounts will continue to be primarily dependent on the loan portfolio’s credit quality performance trends, including net charge-offs, which will be heavily dependent on local economic conditions and the health of the real estate market.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

Total non-performing assets were $215.5 million or 8.6% of total assets at March 31, 2009, up from $105 million and 4.0%, respectively, at March 31, 2008 and $198 million and 7.9% at year-end 2008. Non-performing assets related to the two-step loan portfolio were $97 million or 3.9% of total assets, up from $94 million a year ago but down from $110 million at December 31, 2008. There were no accruing two-step loans remaining at March 31, 2009 and all such nonaccruing loans have been impaired. The $97 million balance of nonperforming two-step assets at quarter end reflected prior write-downs of approximately 28% of the original loan balance, consistent with our realized loss rate to date for this portfolio. During the first quarter of 2009 the nonaccrual two-step loan balance declined from $50 million to $24 million, while the two-step OREO balance increased from $60 million to $73 million as we took ownership of more properties. The decline in two-step nonperforming assets is projected to accelerate over the remainder of 2009 based on seasonality factors and recent increases in number of pending sales.

Nonperforming assets, excluding the two-step portfolio, increased by $31 million to $118 million or 4.74% of total assets at March 31, 2009, from $88 million and 3.49%, respectively, at year end 2008. The $31 million increase was largely linked to three commercial relationships amounting to $22 million and residential construction loans totaling $6.5 million. The significant jump in commercial nonperforming assets reflects businesses impacted directly by the deterioration in the housing industry coupled with difficult business conditions associated with an economy in recession. The incidence of commercial nonperforming assets was not widespread. The inflow into nonaccrual loan balances from the residential construction portfolio slowed from the prior quarter, in part due to the reduction in the accruing portfolio balance. Also, nonstandard mortgage loan balances on nonaccrual status declined by $4.3 million since year end 2008 to $10.9 million.

At March 31, 2009, all nonaccrual loans, including all non two-step loans, had been measured for impairment and written down to the proceeds we would currently expect to receive upon disposition of the underlying collateral. As in all cases, these estimates do not take into account changes in market value after the date of a particular estimate until new appraisal information is received. For more detailed credit quality information, see tables 3 through 12.

March 31, 2009 total delinquent loans were $9.6 million or .48% of total loans, down from $27.1 million and 1.23% a year ago. The decline in delinquent loans was primarily due to lower delinquencies in residential construction loans.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

Other:

The Company will hold a Webcast conference call Monday, April 27, 2009, at 11:00 a.m. Pacific Time, during which the Company will discuss first quarter 2009 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “1st Quarter 2009 Earnings Conference Call” tab. The conference call may also be accessed by dialing (866) 395-2683 Conference ID#: 88847420 a few minutes prior to 11:00 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.5 billion in assets, and 65 offices in Oregon and Washington.  The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.  For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements.  They give our expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2008, including under the heading "Forward Looking Statement Disclosure" and in Item 1A, “Risk Factors.”

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

	West Coast Bancorp
	Consolidated Statements of Income (Loss)

(Unaudited)	Three months ended			Twelve months ended
(Dollars and shares in thousands, except per share data)	March 31,		Dec. 31,	December 31,
	2009	2008	2008	2008	2007
Net interest income
Interest and fees on loans	$26,117	$35,073	$29,605	$129,517	$169,180
Interest on investment securities	2,478	3,098	2,388	10,951	13,446
Other interest income	13	141	24	378	564
Total interest income	28,608	38,312	32,017	140,846	183,190
Interest expense on deposit accounts	6,485	11,613	8,562	37,549	55,036
Interest on borrowings and subordinated debentures	1,993	3,122	2,318	11,147	13,434
Total interest expense	8,478	14,735	10,880	48,696	68,470
Net interest income	20,130	23,577	21,137	92,150	114,720

Provision for credit losses	23,131	8,725	16,517	40,367	38,956

Noninterest income
Service charges on deposit accounts	3,805	3,635	3,853	15,547	12,932
Payment systems related revenue	2,137	2,131	2,225	9,033	8,009
Trust and investment services revenues	919	1,585	1,053	5,413	6,390
Gains on sales of loans	343	860	244	2,328	3,364
OREO valuation adjustments and gain (loss) on sale	(4,804)	11	(3,701)	(5,386)	27
Other	1,942	1,399	633	3,252	2,843
Other-than-temporary impairment losses	(192)	-	-	(6,338)	-
Gain (loss) on sales of securities	198	590	3	780	(67)
Total noninterest income	4,348	10,211	4,310	24,629	33,498
Noninterest expense
Salaries and employee benefits	11,195	12,355	11,483	47,500	49,787
Equipment	1,892	1,751	1,808	7,117	6,544
Occupancy	2,366	2,375	2,414	9,440	8,548
Payment systems related expense	919	843	935	3,622	3,143
Professional fees	927	800	1,235	4,317	2,072
Postage, printing and office supplies	795	966	877	3,834	3,896
Marketing	630	795	773	3,583	4,524
Communications	393	402	456	1,722	1,624
Goodwill impairment	13,059	-	-	-	-
Other noninterest expense	3,198	1,934	2,554	9,188	5,161
Total noninterest expense	35,374	22,221	22,535	90,323	85,299
Income (loss) before income taxes	(34,027)	2,842	(13,605)	(13,911)	23,963
Provision (benefit) for income taxes	(10,428)	842	(4,924)	(7,598)	7,121
Net income (loss)	$(23,599)	$2,000	$(8,681)	$(6,313)	$16,842

Earnings (loss) per share:
Basic	$(1.52)	$0.13	$(0.56)	$(0.41)	$1.09
Diluted	$(1.52)	$0.13	$(0.56)	$(0.41)	$1.05

Weighted average common shares	15,485	15,445	15,489	15,472	15,507
Weighted average diluted shares	15,485	15,589	15,489	15,472	16,045

Tax equivalent net interest income	$20,545	$24,027	$21,558	$93,901	$116,361

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

	West Coast Bancorp
	Consolidated Balance Sheets

	March 31,	March 31,	December 31,
(Dollars and shares in thousands, unaudited)	2009	2008	2008
Assets:
Cash and cash equivalents	$72,626	$88,205	$64,778
Investments	233,668	229,431	198,515
Total loans	1,998,451	2,194,311	2,064,796
Allowance for loan losses	(37,532)	(39,602)	(28,920)
Loans, net	1,960,919	2,154,709	2,035,876
OREO, net	87,189	5,688	70,110
Goodwill and other intangibles	895	14,372	14,054
Other assets	140,930	128,489	132,807
Total assets	$2,496,227	$2,620,894	$2,516,140

Liabilities and Stockholders' Equity:
Demand	$489,274	$472,116	$478,292
Savings and interest-bearing demand	351,153	366,267	346,206
Money market	595,954	652,559	615,588
Time deposits	615,716	570,905	584,293
Total deposits	2,052,097	2,061,847	2,024,379
Borrowings and subordinated debentures	252,059	306,052	274,059
Reserve for unfunded commitments	931	2,852	1,014
Other liabilities	16,581	42,206	18,501
Total liabilities	2,321,668	2,412,957	2,317,953
Stockholders' equity	174,559	207,937	198,187
Total liabilities and stockholders' equity	$2,496,227	$2,620,894	$2,516,140

Common shares outstanding period end	15,687	15,580	15,696
Book value per common share	$11.13	$13.35	$12.63
Tangible book value per common share	$11.07	$12.42	$11.73

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

	West Coast Bancorp
	Summary Financial Information

	First	First	Fourth
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2009	2008	2008	2008	2007
PERFORMANCE RATIOS
- Return on average assets	-(3.85)%	0.31%	(1.38)%	(0.25)%	0.66%
- Return on average common equity	-(48.54)%	3.81%	(17.21)%	(3.06)%	7.93%
- Return on average tangible equity	-(52.07)%	4.25%	(18.37)%	(3.14)%	8.69%
- Non-interest income to average assets	0.71%	1.58%	0.68%	0.96%	1.32%
- Non-interest expense to average assets	5.77%	3.44%	3.57%	3.52%	3.36%
- Efficiency ratio, tax equivalent	143.2%	66.0%	87.1%	72.8%	56.9%

NET INTEREST MARGIN
- Yield on average interest-earning assets	5.19%	6.33%	5.57%	5.92%	7.72%
- Rate on average interest-bearing liabilities	1.91%	3.14%	2.36%	2.60%	3.76%
- Net interest spread	3.28%	3.19%	3.21%	3.32%	3.96%
- Net interest margin	3.67%	3.92%	3.70%	3.90%	4.86%

AVERAGE ASSETS
- Investment securities	$200,875	$254,773	$212,900	$229,478	$284,582

- Commercial loans	471,650	508,566	491,663	507,641	497,975
- Real estate construction loans	267,296	501,459	311,117	403,823	477,055
- Real estate mortgage loans	392,445	342,315	392,570	371,365	296,859
- Commercial real estate loans	882,614	800,350	875,211	840,496	798,383
- Installment and other consumer loans	21,032	24,245	22,364	23,545	24,705
- Total loans	2,035,037	2,176,935	2,092,925	2,146,870	2,094,977

- Total interest earning assets	2,267,580	2,464,280	2,318,140	2,409,896	2,394,958
- Other assets	217,178	132,456	190,705	159,723	142,760
- Total assets	$2,484,758	$2,596,736	$2,508,845	$2,569,619	$2,537,718

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$469,667	$464,088	$467,768	$470,601	$479,311
- Savings and Interest bearing demand	348,011	358,986	338,584	350,769	351,521
- Money market	594,108	662,508	636,013	658,360	665,037
- Time deposits	570,049	579,157	584,137	566,195	554,263
- Total deposits	1,981,835	2,064,739	2,026,502	2,045,925	2,050,132

- Borrowings and subordinated debentures	289,406	285,138	276,336	300,759	250,478

- Total interest bearing liabilities	1,801,575	1,885,789	1,835,069	1,876,083	1,821,299
- Other liabilities	486,028	499,741	473,061	487,010	504,070
- Total liabilities	2,287,603	2,385,530	2,308,130	2,363,093	2,325,369
- Common equity	197,155	211,206	200,715	206,526	212,349
- Total average liabilities and common equity	$2,484,758	$2,596,736	$2,508,845	$2,569,619	$2,537,718

AVERAGE ASSET/LIABILITY RATIOS
- Stockholders' equity to total assets	7.93%	8.13%	8.00%	8.04%	8.37%
- Interest earning assets to interest bearing liabilities	125.9%	130.7%	126.3%	128.5%	131.5%
- Total loans to total assets	81.9%	83.8%	83.4%	83.6%	82.6%
- Interest bearing deposits to total assets	60.9%	59.0%	62.1%	61.3%	59.0%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table reconciles return on average equity to return on average equity, tangible.

Table 1	West Coast Bancorp
	Reconciliation of Operating earnings (loss) to GAAP net income

	For the three months ended March 31,
(Dollars in thousands, unaudited)	2009	2008
GAAP net income (loss)	$(23,599)	$2,000
Add: Goodwill impairment charge, net of tax	13,059	-
Operating net income (loss)	$(10,540)	$2,000

Diluted earnings (loss) per diluted share
GAAP net income (loss)	$(1.52)	$0.13
Operating net income (loss)	$(0.68)	$0.13

The following table presents information with respect to the Company’s loan portfolio.

Table 2	West Coast Bancorp
	Period End Loan Portfolio By Category
	March 31,	% of	March 31,	% of	Change		Dec. 31,	% of
(Dollars in thousands, unaudited)	2009	loans	2008	loans	Amount	%	2008	loans
Commercial loans	$462,466	23%	$529,519	24%	$(67,053)	-13%	$482,405	23%
Comercial real estate construction	87,561	4%	94,878	4%	(7,317)	-8%	92,414	4%
Residential real estate construction	157,050	8%	369,150	17%	(212,100)	-57%	192,735	9%
Total real estate construction loans	244,611	12%	464,028	21%	(219,417)	-47%	285,149	14%
Standard mortgages	83,889	4%	87,621	4%	(3,732)	-4%	87,628	4%
Nonstandard mortgages	26,111	1%	25,107	1%	1,004	4%	32,597	2%
Home equity	281,186	14%	243,457	11%	37,729	15%	272,983	13%
Total real estate mortgage	391,186	20%	356,185	16%	35,001	10%	393,208	19%
Commercial real estate loans	879,394	44%	819,586	37%	59,808	7%	882,092	43%
Installment and other consumer loans	20,794	1%	24,993	1%	(4,199)	-17%	21,942	1.1%
Total loans	$1,998,451		$2,194,311		$(195,860)	-9%	$2,064,796

Two-step residential construction loans	$23,725	1%	$211,406	10%	$(187,681)	-89%	$53,084	3%
Total loans other than two-step loans	1,974,726	99%	1,982,905	90%	(8,179)	0%	2,011,712	97%
Total loans	$1,998,451	100%	$2,194,311	100%	$(195,860)	-9%	$2,064,796	100%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following tables present information with respect to the change in the Company’s total allowance for credit losses.

Table 3	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2009	2008	2008
Allowance for credit losses, beginning of period	$29,934	$54,903	$34,444
Provision for credit losses	23,131	8,725	16,517

Loan charge-offs:
Commercial	1,275	623	3,208
Commercial real estate construction	-	-	1,422
Residential real estate construction	8,776	20,394	11,475
Total real estate construction	8,776	20,394	12,897
Standard mortgages	1,018	-	1,640
Nonstandard mortgages	1,929	-	2,495
Home equity	1,281	-	121
Total real estate mortgage	4,228	-	4,256
Commercial real estate	406	-	782
Installment and consumer	132	74	29
Overdraft	249	302	401
Total loan charge-offs	15,066	21,393	21,573
Loan recoveries:
Commercial	217	32	122
Commercial real estate construction	-	-	-
Residential real estate construction	151	66	319
Total real estate construction	151	66	319
Standard mortgages	3	-	-
Nonstandard mortgages	-	-	38
Home equity	-	27	2
Total real estate mortgage	3	27	40
Commercial real estate	-	-	-
Installment and consumer	22	26	15
Overdraft	71	68	50
Total loan recoveries	464	219	546
Net charge-offs	14,602	21,174	21,027

Total allowance for credit losses	$38,463	$42,454	$29,934
Components of allowance for credit losses:
Allowance for loan losses	$37,532	$39,602	$28,920
Reserve for unfunded commitments	931	2,852	1,014
Total allowance for credit losses	$38,463	$42,454	$29,934

Net loan charge-offs to average loans (annualized)	2.92%	3.91%	4.00%
Allowance for loan losses to total loans	1.88%	1.80%	1.40%
Allowance for credit losses to total loans	1.92%	1.93%	1.45%
Allowance for loan losses to nonperforming loans	29%	40%	23%
Allowance for credit losses to nonperforming loans	30%	43%	23%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

Table 4	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Year ended	Year ended
	December 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$54,903	$23,017
Provision for credit losses	40,367	38,956

Loan charge-offs:
Commercial	6,464	3,798
Commercial real estate construction	1,422	-
Residential real estate construction	52,588	2,540
Total real estate construction	54,010	2,540
Standard mortgages	1,811	-
Nonstandard mortgages	3,036	-
Home equity	249	71
Total real estate mortgage	5,096	71
Commercial real estate	826	-
Installment and consumer	531	254
Overdraft	1,328	1,050
Total loan charge-offs	68,255	7,713
Loan recoveries:
Commercial	203	269
Commercial real estate construction	-	-
Residential real estate construction	2,339	7
Total real estate construction	2,339	7
Standard mortgages	-	-
Nonstandard mortgages	38	-
Home equity	32	33
Total real estate mortgage	70	33
Commercial real estate	-	2
Installment and consumer	78	112
Overdraft	229	220
Total loan recoveries	2,919	643
Net charge-offs	65,336	7,070

Total allowance for credit losses	$29,934	$54,903
Components of allowance for credit losses:
Allowance for loan losses	$28,920	$46,917
Reserve for unfunded commitments	1,014	7,986
Total allowance for credit losses	$29,934	$54,903

Net loan charge-offs to average loans	3.04%	0.34%
Allowance for loan losses to total loans	1.40%	2.16%
Allowance for credit losses to total loans	1.45%	2.53%
Allowance for loan losses to nonperforming loans	23%	178%
Allowance for credit losses to nonperforming loans	23%	208%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table presents information about the Company’s total nonperforming assets and delinquent loans.

Table 5	West Coast Bancorp
	Total Loan Portfolio
	Nonperforming Assets and Delinquencies

	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2009	2008	2008
Loans on nonaccrual status:
Commercial	$29,014	$4,336	$6,250
Real estate construction:
Commercial real estate construction	2,923	-	2,922
Residential real estate construction	70,942	91,630	90,712
Total real estate construction	73,865	91,630	93,634
Real estate mortgage:
Standard mortgage	9,467	936	8,283
Nonstandard mortgage	10,972	295	15,229
Home equity	961	274	1,043
Total real estate mortgage	21,400	1,505	24,555
Commercial real estate	3,980	1,565	3,145
Installment and consumer	22	2	6
Total nonaccrual loans	128,281	99,038	127,590
90 days past due not on nonaccrual	-	-	-
Total non-performing loans	128,281	99,038	127,590

Other real estate owned	87,189	5,688	70,110
Total non-performing assets	$215,470	$104,726	$197,700

Non-performing loans to total loans	6.42%	4.51%	6.18%
Non-performing assets to total assets	8.63%	4.00%	7.86%

	Total Loan Portfolio
	Delinquent loans 30-89 days past due as a % of loan category

	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2009	2008	2008
Commercial loans	0.20%	0.47%	0.58%
Real estate construction loans	1.51%	4.06%	0.68%
Real estate mortgage loans	0.78%	1.42%	0.49%
Commercial real estate loans	0.19%	0.07%	0.15%
Installment and other consumer loans	0.96%	0.39%	0.36%

Delinquent loans 30-89 days past due:
Two-step residential construction loans	$-	$14,269	$1,242
Total loans other than two-step loans	9,605	12,826	6,850
Total delinquent loans 30-89 days past due, not in nonaccrual status	$9,605	$27,095	$8,092

Delinquent loans to total loans	0.48%	1.23%	0.39%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table presents information about the Company’s activity in other real estate owned.

Table 6	West Coast Bancorp
	Other real estate owned ("OREO") activity
	Three months		Three months		Three months
	ended March 31,	Number	ended March 31,	Number	ended Dec. 31,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2008	of properties
Beginning balance	$70,110	288	$3,255	15	$48,121	189
Additions to OREO[1]	25,931	79	2,707	10	34,066	129
Valuation adjustments to OREO	(4,761)	-	-	-	(3,422)
Disposition of OREO	(4,091)	(18)	(274)	(1)	(8,655)	(30)
Ending balance	$87,189	349	$5,688	24	$70,110	288

	OREO activity related to two-step loans
	Three months		Three months		Three months
	ended March 31,	Number	ended March 31,	Number	ended Dec. 31,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2008	of properties
Beginning balance	$60,022	251	$3,255	14	$44,675	173
Additions to OREO[1]	21,303	62	2,707	10	26,541	106
Valuation adjustments to OREO	(4,110)		-	-	(2,923)
Disposition of OREO	(3,896)	(17)	(274)	(1)	(8,271)	(28)
Ending balance	$73,319	296	$5,688	23	$60,022	251

	OREO activity related to loans other than two-step loans
	Three months		Three months		Three months
	ended March 31,	Number	ended March 31,	Number	ended Dec. 31,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2008	of properties
Beginning balance	$10,088	37	$-	1	$3,446	16
Additions to OREO[1]	4,628	17	-	-	7,525	23
Valuation adjustments to OREO	(651)		-	-	(499)
Disposition of OREO	(195)	(1)	-	-	(384)	(2)
Ending balance	$13,870	53	$-	1	$10,088	37

1 Includes capitalized cost of OREO.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table presents information with respect to two-step residential construction related OREO activity and two-step short sales.

Table 7
(Dollars in thousands)	Two-step related OREO activity		Two-step short sales		Total two-step OREO property sales and short sales
Quarterly 2008:	Amount	Number	Amount	Number	Amount	Number
Beginning balance January 1	$3,255	14
Additions to OREO	2,461	10
Capitalized improvements	246
Valuation adjustments	-
Disposition of OREO properties and short sales	(274)	(1)	$(286)	(1)	$(560)	(2)
Ending balance March 31	$5,688	23

Additions to OREO	23,546	87
Capitalized improvements	188
Valuation adjustments	(245)
Disposition of OREO properties and short sales	(2,717)	(9)	$(4,368)	(14)	$(7,085)	(23)
Ending balance June 30	$26,460	101

Additions to OREO	24,025	91
Capitalized improvements	175
Valuation adjustments	(1,118)
Disposition of OREO properties and short sales	(4,867)	(19)	$(3,200)	(12)	$(8,067)	(31)
Ending balance September 30	$44,675	173

Additions to OREO	25,831	106
Capitalized improvements	710
Valuation adjustments	(2,923)
Disposition of OREO properties and short sales	(8,271)	(28)	$(3,594)	(13)	$(11,865)	(41)
Ending balance December 31	$60,022	251

Full year 2008:
Beginning balance January 1	$3,255	14
Additions to OREO	75,863	294
Capitalized improvements	1,319
Valuation adjustments	(4,286)
Disposition of OREO properties and short sales	(16,129)	(57)	$(11,448)	(40)	$(27,577)	(97)
Ending balance December 31	$60,022	251

Quarterly 2009:
Additions to OREO	20,635	62
Capitalized improvements	668
Valuation adjustments	(4,110)
Disposition of OREO properties and short sales	(3,896)	(17)	$(2,502)	(7)	$(6,398)	(24)
Ending balance March 31, 2009	$73,319	296

January 1, 2008 through March 31, 2009 Beginning balance 1/1/2008	3,255	14
Additions to OREO	96,498	356
Capitalized improvements	1,987
Valuation adjustments	(8,396)
Disposition of OREO properties and short sales	(20,025)	(74)	$(13,950)	(47)	$(33,975)	(121)
Ending balance March 31, 2009	$73,319	296

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table presents information with respect to the change in the Company’s allowance for credit losses in the two-step residential construction loan portfolio.

Table 8	West Coast Bancorp
	Two-Step Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs Two- Step Portfolio
	Quarter ended	Quarter ended	Quarter ended
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2009	2008	2008
Allowance for credit losses, beginning of period	$421	$31,065	$1,502
Provision for credit losses	3,103	780	4,776
Charge-offs	3,675	20,099	6,176
Recoveries	151	66	319
Net charge-offs	3,524	20,033	5,857

Total allowance for credit losses	$-	$11,812	$421

Components of allowance for credit losses
Allowance for loan losses	$-	$9,991	$420
Reserve for unfunded commitments	-	1,821	1
Total allowance for credit losses	$-	$11,812	$421

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$31,065	$2,618
Provision for credit losses	9,500	30,980
Charge-offs	42,483	2,540
Recoveries	2,339	7
Net Charge-offs	40,144	2,533

Total allowance for credit losses	$421	$31,065

Components of allowance for credit losses
Allowance for loan losses	$420	$23,917
Reserve for unfunded commitments	1	7,148
Total allowance for credit losses	$421	$31,065

Net loan charge-offs to average total loans	1.87%	0.12%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table presents information about the Company’s nonperforming assets and delinquencies in the two-step residential construction loan portfolio.

Table 9	West Coast Bancorp
	Two-Step Residential Construction Loans
	Nonperforming Assets and Delinquencies

	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2009	2008	2008
Nonaccrual two-step loans	$23,725	$88,784	$49,960
90 day past due and accruing interest	-	-	-
Total nonperforming two-step loans	23,725	88,784	49,960

Other real estate owned two-step	73,319	5,688	60,022
Total nonperforming two-step assets	$97,044	$94,472	$109,982

Delinquent two-step loans 30-89 days past due, not in nonaccrual status	$-	$14,269	$1,242

Nonperforming two-step assets to total assets	3.89%	3.60%	4.37%
Delinquent two-step loans to total two-step loans	0.00%	6.75%	2.34%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table presents information with respect to the change in the Company’s allowance for credit losses for the loans other than two-step residential construction loans.

Table 10	West Coast Bancorp
	Other than two-step loan portfolio
	Allowance For Credit Losses and Net Charge-offs other than two-step loans
	Quarter ended	Quarter ended	Quarter ended
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2009	2008	2008
Allowance for credit losses, beginning of period	$29,513	$23,838	$32,942
Provision for credit losses	20,028	7,945	11,741

Loan charge-offs:
Commercial	1,275	623	3,208
Commercial real estate construction	-	-	1,422
Residential real estate construction	5,101	295	5,299
Total real estate construction	5,101	295	6,721
Standard mortgages	1,018	-	1,640
Nonstandard mortgages	1,929	-	2,495
Home equity	1,281	-	121
Total real estate mortgage	4,228	-	4,256
Commercial real estate	406	-	782
Installment and consumer	132	74	29
Overdraft	249	302	401
Total loan charge-offs	11,391	1,294	15,397
Loan recoveries:
Commercial	217	32	122
Commercial real estate construction	-	-	-
Residential real estate construction	-	-	-
Total real estate construction	-	-	-
Standard mortgages	3	-	-
Nonstandard mortgages	-	-	38
Home equity	-	27	2
Total real estate mortgage	3	27	40
Commercial real estate	-	-	-
Installment and consumer	22	26	15
Overdraft	71	68	50
Total loan recoveries	313	153	227
Net charge-offs	11,078	1,141	15,170

Total allowance for credit losses	$38,463	$30,642	$29,513
Components of allowance for credit losses:
Allowance for loan losses	$37,532	$29,611	$28,500
Reserve for unfunded commitments	931	1,031	1,013
Total allowance for credit losses	$38,463	$30,642	$29,513

Net loan charge-offs to average loans (annualized)	2.21%	0.21%	2.88%
Allowance for loan losses to total loans	1.90%	1.49%	1.42%
Allowance for credit losses to total loans	1.95%	1.55%	1.47%
Allowance for loan losses to nonperforming loans	36%	289%	37%
Allowance for credit losses to nonperforming loans	37%	289%	38%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

Table 11	West Coast Bancorp
	Other than two-step loan portfolio
	Allowance For Credit Losses and Net Charge-offs other than two-step loans
	Year ended	Year ended
	December 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$23,838	$20,399
Provision for credit losses	30,867	7,976

Loan charge-offs:
Commercial	6,464	3,798
Commercial real estate construction	1,422	-
Residential real estate construction	10,105	-
Total real estate construction	11,527	-
Standard mortgages	1,811	-
Nonstandard mortgages	3,036	-
Home equity	249	71
Total real estate mortgage	5,096	71
Commercial real estate	826	-
Installment and consumer	531	254
Overdraft	1,328	1,050
Total loan charge-offs	25,772	5,173
Loan recoveries:
Commercial	203	269
Commercial real estate construction	-	-
Residential real estate construction	-	-
Total real estate construction	-	-
Standard mortgages	-	-
Nonstandard mortgages	38	-
Home equity	32	33
Total real estate mortgage	70	33
Commercial real estate	-	2
Installment and consumer	78	112
Overdraft	229	220
Total loan recoveries	580	636
Net charge-offs	25,192	4,537

Total allowance for credit losses	$29,513	$23,838
Components of allowance for credit losses:
Allowance for loan losses	$28,500	$23,000
Reserve for unfunded commitments	1,013	838
Total allowance for credit losses	$29,513	$23,838

Net loan charge-offs to average loans	1.17%	0.22%
Allowance for loan losses to total loans	1.42%	1.20%
Allowance for credit losses to total loans	1.47%	1.25%
Allowance for loan losses to nonperforming loans	37%	391%
Allowance for credit losses to nonperforming loans	38%	405%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table presents information about the Company’s nonperforming assets and delinquencies in the loan portfolio excluding two-step residential construction loans.

Table 12	West Coast Bancorp
	Loans Other than Two-Step Loans
	Nonperforming Assets and Delinquencies

	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2009	2008	2008
Loans on nonaccrual status:
Commercial	$29,014	$4,336	$6,250
Real estate construction:
Commercial real estate construction	2,923	2,846	2,922
Residential real estate construction	47,217	-	40,752
Total real estate construction	50,140	2,846	43,674
Real estate mortgage:
Standard mortgage	9,467	936	8,283
Nonstandard mortgage	10,972	295	15,229
Home equity	961	274	1,043
Total real estate mortgage	21,400	1,505	24,555
Commercial real estate	3,980	1,565	3,145
Installment and consumer	22	2	6
Total nonaccrual loans	104,556	10,254	77,630
90 days past due not on nonaccrual	-	-	-
Total non-performing loans	104,556	10,254	77,630

Other real estate owned	13,870	-	10,088
Total non-performing assets	$118,426	$10,254	$87,718

Delinquent non two-step loans 30-89 days past due, not in nonaccrual status	$9,605	$12,826	$6,850

Nonperforming non two-step loans to total non two-step loans	5.29%	0.52%	3.86%
Nonperforming non two-step assets to total assets	4.74%	0.39%	3.49%
Delinquent non two-step loans to total non two-step loans	0.49%	0.65%	0.34%

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table shows the components of our construction and land loans outside the two-step portfolio as of the dates shown:

Table 13	West Coast Bancorp
	Construction and land loans outside the two-step portfolio

(Dollars in thousands, unaudited)	March 31, 2009		March 31, 2008		December 31, 2008
	Amount	Percent[2]	Amount	Percent[2]	Amount	Percent[2]
Land loans[1]	$41,483	16%	$49,849	17%	$46,286	17%
Residential construction loans other than two-step loans	131,125	50%	157,072	52%	136,024	49%
Commercial construction loans	87,709	34%	94,878	31%	92,616	34%
Total construction and land loans other than two-step loans	$260,317	100%	$301,799	100%	$274,926	100%

Components of residential construction and land loans other than two-step loans:
Land loans[1]	$19,831	13%	$27,920	15%	$23,495	15%
Site development	63,262	41%	76,322	41%	64,728	40%
Vertical construction	70,145	46%	80,750	44%	71,296	45%
Total residential construction and land loans other than two-step loans	$153,238	100%	184,992	100%	$159,519	100%

Components of commercial construction and land loans:
Land loans[1]	$21,652	20%	$21,929	19%	$22,791	20%
Site development	607	1%	1,107	1%	607	1%
Vertical construction	87,102	80%	93,771	80%	92,009	79%
Total commercial construction and land loans	$109,361	100%	$116,807	100%	$115,407	100%

Components of total construction and land loans other than two-step loans:
Land loans[1]	$41,483	16%	$49,849	17%	$46,286	17%
Site development	63,869	24%	77,429	26%	65,335	24%
Vertical construction	157,247	60%	174,521	57%	163,305	59%
Total construction and land loans other than two-step loans	$262,599	100%	$301,799	100%	$274,926	100%

1 Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
2 Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table shows the components of our nonaccrual construction and land loans outside the two-step portfolio as of the dates shown.

Table 14	West Coast Bancorp
	Nonaccrual construction and land loans oustide the two-step portfolio
(Dollars in thousands, unaudited)	March 31, 2009		March 31, 2008		December 31, 2008
	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]
Land loans[1]	$2,092	5.04%	$710	1.42%	$5,794	12.50%
Residential construction loans other than two-step loans	47,217	35.39%	2,846	1.81%	36,994	27.20%
Commercial construction loans	2,922	3.33%	-	0.00%	2,922	3.20%

Total nonaccrual construction and land loans other than two-step loans	$52,231	19.89%	$3,556	1.17%	$45,710	16.63%

Components of nonaccrual residential construction and land loans other than two-step loans:
Land loans[1]	$2,092	10.55%	$710	2.54%	$5,608	23.90%
Site development	34,316	54.24%	620	0.81%	27,291	42.20%
Vertical construction	12,901	18.39%	2,226	2.76%	9,703	13.60%
Total nonaccrual residential construction and land loans other than two-step loans	$49,309	32.18%	$3,556	1.92%	$42,602	26.71%

Components of nonaccrual commercial construction and land loans:
Land loans[1]	-	0.00%	-	0.00%	186	0.08%
Site development	-	0.00%	-	0.00%	-	0.00%
Vertical construction	2,922	3.35%	-	0.00%	2,922	3.20%
Total nonaccrual commercial construction and land loans	$2,922	2.67%	$-	0.00%	$3,108	2.69%

Components of total nonaccrual construction and land loans other than two-step loans:
Land loans[1]	$2,092	5.04%	$710	1.42%	$5,794	12.50%
Site development	34,316	53.73%	620	0.80%	27,291	41.80%
Vertical construction	15,823	10.06%	2,226	1.28%	12,625	7.70%

Total nonaccrual construction and land loans other than two-step loans	$52,231	19.89%	$3,556	1.18%	$45,710	16.63%

1 Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
2 Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS FIRST QUARTER 2009 EARNINGS
APRIL 27, 2009

The following table shows the components of our delinquent construction and land loans outside the two-step portfolio as of the dates shown.

Table 15	West Coast Bancorp
	Delinquent construction and land loans outside the two-step loan portfolio
(Dollars in thousands, unaudited)	March 31, 2009		March 31, 2008		December 31, 2008
	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]
Land loans[1]	$452	1.09%	$336	0.67%	$638	1.38%
Residential construction loans other than two-step loans	3,718	2.84%	4,557	2.90%	698	0.51%
Commercial construction loans	-	0.00%	-	0.00%	-	0.00%

Total 30-89 days past due construction loans other than two-step loans	$4,170	1.60%	$4,893	1.62%	$1,336	0.49%

Components of 30-89 days past due residential construction and land loans other than two-step loans:
Land loans[1]	$452	2.28%	$336	1.20%	$165	0.70%
Site development	1,090	1.79%	2,119	2.78%	131	0.20%
Vertical construction	2,628	3.75%	2,438	3.02%	567	0.80%
Total 30-89 days past due residential construction and land loans other than two-step loans	$4,170	2.76%	$4,893	2.64%	$863	0.54%

Components of 30-89 days past due commercial construction and land loans:
Land loans[1]	$-	0.00%	$-	0.00%	$473	2.08%
Site development	-	0.00%	-	0.00%	-	0.00%
Vertical construction	-	0.00%	-	0.00%	-	0.00%
Total 30-89 days past due commercial construction and land loans	$-	0.00%	$-	0.00%	$473	0.41%

Components of total 30-89 days past due construction and land loans other than two-step loans:
Land loans[1]	$452	1.09%	$336	0.67%	$638	1.38%
Site development	1,090	1.77%	2,119	2.74%	131	0.20%
Vertical construction	2,628	1.67%	2,438	1.40%	567	0.35%

Total 30-89 days past due construction and land loans other than two-step loans	$4,170	1.60%	$4,893	1.62%	$1,336	0.49%

1 Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
2 Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.